UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2023
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Live Ventures Incorporated
(Exact name of registrant as specified in its charter)
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Nevada	001-33937	85-0206668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (702) 997-5968

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LIVE	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Acquisition of Precision Metal Works, Inc.
On July 20, 2023, Live Ventures Incorporated, a Nevada corporation (“Registrant” or “Parent”), through its wholly-owned subsidiary, PMW Affiliated Holdings, LLC, a Delaware limited liability company (“PMW Affiliated” or “Buyer”), acquired 100% of the issued and outstanding equity interests (the “Equity Interests”) of Precision Metal Works, Inc., a Kentucky corporation formerly known as Nth HOLDING, Ltd and successor to a Kentucky-based metal stamping and value-added manufacturing company formerly also known as Precision Metal Works, Inc. (“PMW” or the “Acquired Company” and such acquisition, the “Acquisition”).
The Acquisition was pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated as of July 19, 2023, with a closing date of July 20, 2023 (the “Effective Date”) by and among, Buyer, the trustees of each of The Richard Stanley Family Trust and The John Locke Family Trust, (being the only stockholders of the Acquired Company) (collectively, the “Sellers”), and, solely with respect to Section 5.09 thereof, Richard Stanley and John Locke. The aggregate purchase price for the Equity Interests was $25.0 million plus the Closing Cash, minus outstanding Indebtedness and minus unpaid Transaction Expenses (as such terms are defined in the Purchase Agreement), subject to certain adjustments including for net working capital (the “Purchase Price”), with the possibility of up to $3 million additional consideration to Sellers upon meeting earn-out targets. On the Effective Date, the Purchase Price was paid as follows:
•$7.209 million in cash (the “Cash Amount”) to the Sellers, net of a $0.719 million decrease related to adjustments for estimated cash and net working capital at closing;
•$2.5 million in aggregate principal amount (the “Note Amount”) of Subordinated Secured Promissory Notes (the “Notes”) in favor of Sellers;
•$11.948 million of indebtedness of the Acquired Company paid at closing;
•$1.345 million of estimated Transaction Expenses owed by Sellers and paid at closing;
•$1.020 million escrowed for potential purchase price adjustment pursuant to the Purchase Agreement; and
•$0.225 million escrowed for potential indemnification claims pursuant to the Purchase Agreement
In addition to the Purchase Price, the Purchase Agreement provides for the payment of “Earn-out Payments” defined therein of up to an aggregate of $3,000,000 based on the Acquired Company’s financial performance, measured by Adjusted EBITDA (as defined in the Purchase Agreement) relative to the targets for such performance over periods until June 30, 2028.
The Purchase Agreement contains certain representations, warranties, covenants, and agreements of PMW, the Buyer and Sellers, including indemnification rights in favor of the Buyer.
On the Effective Date, pursuant to the Purchase Agreement, Buyer issued the Notes to the Sellers for an aggregate principal amount of $2.5 million. The Notes mature on July 18, 2028, and bear interest at a rate of 8.00% per annum (10.0% following certain specified events of default) with quarterly accrued interest payable on the first day of each calendar quarter beginning October 1, 2023, and required principal repayments of $62,500 per Note ($125,000 in aggregate) on the first day of each calendar quarter beginning July 1, 2025. The Notes mature and all outstanding principal and interest thereunder become due on January 18, 2028. The Sellers right to payment is subordinated to all of Buyer’s indebtedness and liabilities to Fifth Third Bank, National Association under the Credit and Security Agreement described under Item 2.03 below, and the Buyers’ obligations under the Notes are guaranteed by the Company.
The foregoing summary descriptions of certain terms and provisions of the Purchase Agreement and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of (i) the Purchase Agreement, a copy of which is attached as Exhibit 10.117 to this Current Report on Form 8-K, and (ii) the form of the Notes, which is attached as Exhibit 10.118 to this Current Report on Form 8-K.
The information included, or incorporated by reference, in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report.

Item 2.01. Completion of Acquisition or Disposition of Assets.
The information included, or incorporated by reference, in Item 1.01 of this Current Report is incorporated by reference into this Item 2.01 of this Current Report.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report.
Credit and Security Agreement
In connection with the Acquisition, on the Effective Date, PMW and PMW Affiliated, each as a borrower (the “Borrowers”), entered into a Credit and Security Agreement (“Credit Agreement”) with Fifth Third Bank, National Association (the “Lender”). Subject to the terms and conditions of the Credit Agreement, on the Closing Date, the Lender made a revolving loan of approximately $9.40 million (the “Initial Revolving Loan”) and, from time to time prior to July 19, 2026 (the “Maturity Date”), at the Borrower’s request, will make additional revolving loans (together with the Initial Revolving Loan, the “Revolving Loans”) and letters of credit available to the Borrowers. The Credit Agreement provides for a maximum amount available for the Revolving Loans (the “Revolving Credit Facility”) of $15 million (the “Maximum Revolving Loan Limit”), provided that the outstanding balance of all Revolving Loans will not exceed the lesser of the (i) Maximum Revolving Loan Limit and the (ii) Borrowing Base (as defined in the Credit Agreement). The Lender may, from time to time, establish and revise reserves (“Reserves”) against the Borrowing Base and the Maximum Revolving Loan Limit in such amounts and of such types as the Lender deems appropriate in its discretion to reflect certain specified matters.
In addition to the Revolving Loan facility, the Credit Agreement also provides for (i) a Machinery & Equipment Term Loan (as defined in the Credit Agreement) in an amount equal to $4.952 million, all of which was loaned at Closing, and (ii) Capital Expenditure Term Loans (as defined in the Credit Agreement) from time to time prior to the expiration of the Draw Period (as defined in the Credit Agreement) in an aggregate amount advanced not to exceed $2.75 million.
The Borrowers are obligated under the Credit Agreement to make mandatory prepayments in certain specified situations. Additionally, in the event of any voluntary prepayment of all obligations and termination of the Lender’s obligation to make loans, or certain accelerations of loaned amounts, the Borrowers are required to pay a termination fee of 2.0% of the Maximum Revolving Loan Limit, plus the average outstanding principal balance of the Machinery and Equipment Term Loan and the Capital Expenditure Loans for the six-month period immediately prior to the date of termination, if the prepayment is more than two years prior to Maturity Date, or 1.0% if the prepayment is less than two years, but more than one year, prior to the Maturity Date.
The Machinery & Equipment Loan and the Capital Expenditure Term Loan require certain monthly principal payments in addition to interest as provided in the Credit Agreement.
All Loans made under the Revolving Credit Facility that are Reference Rate Loans, bear interest at a rate equal to the sum of the Reference Rate plus the Applicable Margin: “Reference Rate” means the greater of (a) 3.0% or (b) the Lender’s publicly announced prime rate (which is not intended to be Lender’s lowest or most favorable rate in effect at any time) in effect from time to time. The “Applicable Margin” for revolving loans is zero, while for the Machinery & Equipment Term Loan or any Capital Expenditure Term Loan, it is 50 basis points (0.5%)
Borrowers may elect for certain loans to be subject to the “Tranche Rate,” bearing, with respect to any Interest Period (as defined in the Credit Agreement), interest at a rate equal to the greater of (a) 0.75% or (b) the forward-looking Term SOFR rate administered by CME Group, Inc. (or other administrator selected by the Lender) and published on the applicable Bloomberg LP screen page (“Term SOFR”) relating to quotations for one month, plus the Applicable Margin The Applicable Margins for Tranche Rate loans is 200 basis points (2.0%) for Revolving Loans and 250 basis points (2.5%) for the Machinery & Equipment Term Loan or any Capital Expenditure Term Loan.
Following certain specified events of default, all Loans may, at the option of the Lender, bear interest at a rate up to 2.0% higher than the otherwise applicable rate.
The Borrowers agreed to pay customary closing, breakage and administrative fees in connection with the Credit Agreement, as well as Letter of Credit fees and an unused line fee on the Revolving Credit Facility equal to 0.375% per annum of the amount on which the Maximum Revolving Loan Limit exceeds the average daily balance of the Revolving Loans plus the Letter of Credit Obligations for each month.
The Borrowers agreed to certain financial and other covenants in connection with the Credit Agreement, including, without limitation, a requirement that the Borrowers maintain a specified fixed charge coverage ratio, and covenants against, to the extent not permitted by the Credit Agreement, making distributions or incurring indebtedness, disposing of property, creating subsidiaries, engaging in mergers, acquisitions or other material transactions, making investments in other persons, entering into a materially different line of business, engaging in transactions with affiliates, incurring liens or making payments on debt subordinated to the obligations under the Credit Agreement.
The proceeds of all Loans under the Credit Agreement are to be used solely for (i) the business purposes of the Borrowers, (ii) the transactions contemplated by the Purchase Agreement, (ii) certain other Permitted Acquisitions (as defined in the Credit Agreement, and (iv) the payment of fees, costs and expenses in connection with the negotiation, execution and delivery of this Credit Agreement and other related documents.
The Credit Agreement contains customary representations, warranties, covenants, and agreements of the Borrowers and Lenders.
The collateral granted to the Lender by the Borrowers to secure the loans under the Credit Agreement includes (subject to certain specified exclusions) all of each Borrower’s accounts, chattel paper, instruments, documents, general intangibles (including intellectual property), inventory, goods including equipment, vehicles and fixtures, investment property, deposit accounts, cash, letter of credit rights, commercial tort claims, and replacements and proceeds of the foregoing. Additionally, PMW Affiliated, pursuant to a Stock Pledge Agreement, has pledged to the Lender 100% of its ownership interest in the stock of PMW.
The foregoing brief summary descriptions of certain terms and provisions of the Credit and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit and Security Agreement, a copy of which is attached as Exhibit 10.119 to this Current Report on Form 8-K.
Lease Agreements
On the Effective Date, the Acquired Company sold two real properties, one located on Allmond Ave., Louisville, Kentucky, and the other located on Commerce Blvd, Frankfort, Kentucky, to Legacy West Kentucky Portfolio, LLC (“Lessor”) for an aggregate purchase price of $14.5 million and leased back each property from Lessor pursuant to a Lease, dated the Effective Date, between Lessor and the Acquired Company (each a “Lease” and, together, the “Leases”); those transactions are referred to herein, collectively, as the “Sale-Leaseback Transactions”. One of the properties in the Sale-Leaseback Transactions was acquired on the Effective Date for $5.1 million in connection with an option of the Acquired Company to purchase that property.
The Leases each have an initial term of 20 years, with two renewal terms, provided that there is no default under such Lease, of five years each. Commencing on the Effective Date, and during the initial lease year of the Term the annual basic rent payable by Acquired Company with respect to the Louisville property is $761,920, payable in monthly installments of $63,493 per month, while with respect to the Frankfort property, the annual rent payable by the Acquired Company is $419,725, payable in monthly installments of $34,977.08. Thereafter, with respect to each leased premises, on each anniversary of the Effective Date, including during each Renewal Period, such basic rent shall increase by two percent (2.0%). In addition, the Acquired Company Lessee (i) must pay all taxes, insurance, assessments, and other costs, expenses and obligations, including a management fee not to exceed $500/month, subject to annual increases (ii) must keep the leased premises in good condition and repair throughout the Lease term, reasonable wear and tear and the effects of time excepted; (iii) maintain, at its sole cost and expense, insurance covering the leased property, including, without limitation, all improvements now located, or that may be erected in the future, on the leased premises, against specified losses; and (iv) agrees to make repairs and improvements, including replacing the roof for each property, for which the total expenditure will be $500,000 per property in the first 60 months of the lease term. The Acquired Company’s tenancy of the leased premises is subject to other customary covenants and conditions. The Acquired Company does not have the right to purchase either leased premises under the applicable Lease.
Note About Information Included in this Current Report
The Purchase Agreement, the Notes, the Credit and Security Agreement and the Leases (collectively, the “Transaction Agreements”) and the descriptions above have been included in the various Items of this Current Report on Form 8-K to provide investors and securityholders with certain information regarding the terms of each agreement. They are not intended to provide any other factual information about the Company, Buyer, the Acquired Company, or their respective subsidiaries, affiliates, or stockholders or the terms and conditions of the Transaction Agreements. The representations, warranties, and covenants contained in the Transaction Agreements were made only for purposes of the Transaction Agreements as of their specific dates; were solely for the benefit of the parties to the respective Transaction Agreements; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between or among them that differs from those applicable to investors or securityholders. Investors and securityholders should be aware that the representations, warranties, and covenants or any description thereof may not reflect the actual state of facts or condition of the Company, Buyer, the Acquired Companies, or any of their respective subsidiaries, affiliates, businesses, or securityholders. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the Effective Date. Accordingly, investors and securityholders should read the representations and warranties in the referenced agreements not in isolation but only in conjunction with the other information about the Company and its subsidiaries that the Company includes in reports, statements, and other filings it makes with the SEC.
Item 8.01. Other Events.
On July 24, 2023, Live Ventures issued a press release announcing the acquisition of PMW. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(a)Financial Statements of Businesses Acquired
The Company will file financial statements as required under Regulation S-X for the Acquired Company by amendment to this Current Report on Form 8-K.
(b)Pro Forma Financial Information
The Company will file pro forma financial statements as required under Regulation S-X for the Acquired Company by amendment to this Current Report on Form 8-K.
(d)Exhibits

Exhibit Number	Description
10.117
Securities Purchase Agreement by and among the trustees of The Richard Stanley Family Trust, the trustees of The John Locke Family Trust, Precision Metal Works, Inc. (formerly known as NTH HOLDING, Ltd), PMW Affiliated Holdings, Inc. and, solely with respect to Section 5.09 thereof, John Locke and Richard Stanley, dated as of July 19, 2023.[1]

10.118	Form of Subordinated Secured Promissory Note dated July 19, 2023 issued by Precision Metal Works, Inc. in favor of each of (i) The Richard Stanley Family Trust, and (ii) the John Locke Family Trust.
10.119	Credit and Security Agreement by and among Precision Metal Works, Inc. and PMW Affiliated Holdings, Inc. and Fifth Third Bank, National Association, dated as of July 19, 2023.[1]
10.120	Lease Agreement (4701 Allmond Ave., Louisville, KY), dated as of July 19, 2023, by and between Precision Metal Works, Inc. and Legacy West Partners Kentucky Portfolio, LLC.
10.121	Lease Agreement (111 Commerce Blvd., Frankfort, KY), dated as of July 19, 2023, by and between Precision Metal Works, Inc. and Legacy West Partners Kentucky Portfolio, LLC.
99.1	Press Release, dated July 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

1 Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. Copies of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE VENTURES INCORPORATED

	By:	/s/ Jon Isaac
Name: Jon Isaac
Title: Chief Executive Officer

Dated: July 26, 2023
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